UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 23, 2019

Newmont Goldcorp Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Guaranty

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 5, 2019, Newmont Goldcorp Corporation (formerly known as Newmont Mining Corporation), a Delaware corporation (“Newmont Goldcorp” or the “Company”), Newmont USA Limited, a wholly owned subsidiary of Newmont Goldcorp, as existing guarantor (“NUSA”), Nevada Gold Mines LLC, as new guarantor (“Nevada Gold Mines”), and The Bank of New York Mellon Trust Company, N.A., as successor-in-interest to Citibank, N.A., as trustee (the “Trustee”), executed the First Supplemental Indenture, dated as of July 1, 2019 (the “First Supplemental Indenture”), to the indenture, dated as of March 22, 2005 (the “Indenture”), by and among Newmont Goldcorp, NUSA and the Trustee, pursuant to which the Company has issued $600.0 million in aggregate principal amount of its 5.875% Notes due 2035 (the “Notes”), which are currently outstanding. Pursuant to the First Supplemental Indenture, Nevada Gold Mines expressly assumed the due and punctual performance and observance of all of the covenants and conditions of NUSA under the Indenture and the Notes and agreed to provide a full and unconditional Guaranty (as defined in the Indenture) on the terms and subject to the conditions set forth in the Indenture, including Article Twelve thereof. Accordingly, upon the execution of the First Supplemental Indenture, NUSA and Nevada Gold Mines jointly and severally guaranteed the obligations of Newmont Goldcorp under the Indenture and the Notes.

Release of Guaranty

On August 23, 2019, Newmont Goldcorp received the requisite consents in its consent solicitation (the “Consent Solicitation”) made pursuant to the consent solicitation statement, dated August 16, 2019 (the “Consent Solicitation Statement”), for the execution by Newmont Goldcorp, NUSA and the Trustee of the Second Supplemental Indenture, dated as of August 23, 2019 (the “Second Supplemental Indenture”), to the Indenture. Pursuant to the Second Supplemental Indenture, (i) Nevada Gold Mines was released as Guarantor (as defined in the Indenture) under its Guaranty, the Indenture and the Notes and the Guarantee of Nevada Gold Mines was terminated and (ii) provisions of the guarantor merger covenant in the Indenture (Section 8.1(b)) were conformed to the corresponding provisions in the indenture governing Newmont Goldcorp’s Notes due 2019, Notes due 2039 and Notes due 2042, including amending certain defined terms contained in the Indenture relating to the foregoing. Except for the foregoing, all of the existing terms of the Indenture and the Notes remain unchanged and in effect in their current form.

The foregoing description of the Second Supplemental Indenture does not purport to be a complete description of all the parties’ rights and obligations under the Second Supplemental Indenture and is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

ITEM 9.01. EXHIBITS.

Exhibit No.	Description

4.1	Indenture, dated as of March 22, 2005, among Newmont Goldcorp Corporation (formerly known as Newmont Mining Corporation), Newmont USA Limited and Citibank N.A. Incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 22, 2005.

4.2	First Supplemental Indenture, dated as of July 1, 2019, among Newmont Goldcorp Corporation, Newmont USA Limited, Nevada Gold Mines LLC and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-K filed with the Securities and Exchange Commission on July 5, 2019.

4.3	Second Supplemental Indenture, dated as of August 23, 2019, among Newmont Goldcorp Corporation, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newmont Goldcorp Corporation

Date: August 29, 2019	By:	/s/ Logan Hennessey
		Name:	Logan Hennessey
		Title:	Vice President, Associate General Counsel and Corporate Secretary